Exhibit 99.1
ConocoPhillips announces first-quarter 2024 results, quarterly dividend and VROC
•Reported first-quarter 2024 earnings per share of $2.15 and adjusted earnings per share of $2.03.
•Generated cash provided by operating activities of $5.0 billion and cash from operations (CFO) of $5.1 billion.
•Declared ordinary dividend of $0.58 per share and variable return of cash (VROC) of $0.20 per share payable in the second quarter.
HOUSTON-May 2, 2024--ConocoPhillips (NYSE: COP) today reported first-quarter 2024 earnings of $2.6 billion, or $2.15 per share, compared with first-quarter 2023 earnings of $2.9 billion, or $2.38 per share. Excluding special items, first-quarter 2024 adjusted earnings were $2.4 billion, or $2.03 per share, compared with first-quarter 2023 adjusted earnings of $2.9 billion, or $2.38 per share. Special items for the current quarter consisted of a benefit related to an investment tax incentive and a gain on an asset sale.
“We started the year on a strong note, thanks to another quarter of focused execution on our strategic plan,” said Ryan Lance, chairman and chief executive officer. “We remain constructive on the macro environment and are committed to delivering competitive shareholder returns, including at least $9 billion in planned return of capital for 2024.”
First-quarter highlights and recent announcements
•Delivered total company production of 1,902 thousand barrels of oil equivalent per day (MBOED).
•Produced 1,046 MBOED in the Lower 48, including 736 MBOED from the Permian, 197 MBOED from the Eagle Ford and 96 MBOED from the Bakken.
•Executed a successful first major winter construction season at Willow in Alaska and advanced development of LNG projects in the U.S. and Qatar.
•Continued ramp-up from recent international project startups including Surmont Pad 267 in Canada, several sub-sea tiebacks in Norway and Bohai Phase 4B in China.
•Progressed Montney development program following startup of the second phase of the company’s central processing facility in Canada, resulting in record production for the asset.
•Achieved 1,000th LNG cargo export milestone at APLNG in April.
•Distributed $2.2 billion to shareholders through a three-tier framework, including $1.3 billion through share repurchases and $0.9 billion through the ordinary dividend and VROC.
•Retired debt of $0.5 billion at maturity.
•Ended the quarter with cash and short-term investments of $6.3 billion and long-term investments of $1.1 billion.
Quarterly dividend and variable return of cash
ConocoPhillips declared an ordinary dividend of $0.58 per share and a VROC of $0.20 per share, both payable June 3, 2024, to stockholders of record at the close of business on May 13, 2024.
First-quarter review
Production for the first quarter of 2024 was 1,902 MBOED, an increase of 110 MBOED from the same period a year ago. After adjusting for closed acquisitions and dispositions, first-quarter 2024 production increased 43 MBOED or 2% from the same period a year ago.

ConocoPhillips announces first-quarter 2024 results, quarterly dividend and VROC
Earnings decreased from the first quarter of 2023 primarily due to impacts from lower prices, higher costs, and higher depreciation, depletion and amortization, partially offset by increased volumes and a benefit from the investment tax incentive special item. Excluding special items, adjusted earnings decreased due to the same factors. The company’s total average realized price was $56.60 per BOE, 7% lower than the $60.86 per BOE realized in the first quarter of 2023.

For the quarter, cash provided by operating activities was $5.0 billion. Excluding a $0.1 billion change in working capital, ConocoPhillips generated CFO of $5.1 billion and received disposition proceeds of $0.2 billion. In addition, the company funded $2.9 billion of capital expenditures and investments, repurchased $1.3 billion of shares and paid $0.9 billion in ordinary dividends and VROC and retired debt of $0.5 billion at maturity.
Outlook
Second-quarter 2024 production is expected to be 1.91 to 1.95 million barrels of oil equivalent per day.
All full-year guidance items remain unchanged.
ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related presentation materials and supplemental information, go to www.conocophillips.com/investor. A recording and transcript of the call will be posted afterward.
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About ConocoPhillips
ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 13 countries, $95 billion of total assets, and approximately 10,000 employees at March 31, 2024. Production averaged 1,902 MBOED for the three months ended March 31, 2024, and proved reserves were 6.8 BBOE as of Dec. 31, 2023.
For more information, go to www.conocophillips.com.
Contacts
Dennis Nuss (media)
281-293-1149
dennis.nuss@conocophillips.com
Investor Relations
281-293-5000
investor.relations@conocophillips.com
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “ambition,” “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain

ConocoPhillips announces first-quarter 2024 results, quarterly dividend and VROC risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from any ongoing military conflict, including the conflicts in Ukraine and the Middle East, and the global response to such conflict, security threats on facilities and infrastructure, or from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases, inflationary pressures or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; public health crises, including pandemics (such as COVID-19) and epidemics and any impacts or related company or government policies or actions; investment in and development of competing or alternative energy sources; potential failures or delays in delivering on our current or future low-carbon strategy, including our inability to develop new technologies; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships or governmental policies, including the imposition of price caps, or the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business, including any sanctions imposed as a result of any ongoing military conflict, including the conflicts in Ukraine and the Middle East; our ability to collect payments when due, including our ability to collect payments from the government of Venezuela or PDVSA; our ability to complete any announced or any future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals for any announced or any future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the transactions or our remaining business; business disruptions following any announced or future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to our transaction with Concho Resources Inc.; the impact of competition and consolidation in the oil and gas industry; limited access to capital or insurance or significantly higher cost of capital or insurance related to illiquidity or uncertainty in the domestic or international financial markets or investor sentiment; general domestic and international economic and political conditions or developments, including as a result of any ongoing military conflict, including the conflicts in Ukraine and the Middle East; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cybersecurity threats or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term “resource” in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.
Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share (EPS) and cash from operations (CFO).
The company believes that the non-GAAP measure adjusted earnings (both on an aggregate and a per-share basis) is useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. Adjusted earnings is defined as earnings removing the impact of special items. Adjusted EPS is a measure of the company’s diluted net earnings per share excluding special items. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and with the performance of peer companies. The company believes that the above-mentioned non-GAAP measures, when viewed in combination with the company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.
Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of

ConocoPhillips announces first-quarter 2024 results, quarterly dividend and VROC the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.
Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.
Other Terms – This news release also contains the term pro forma underlying production. Pro forma underlying production reflects the impact of closed acquisitions and closed dispositions as of March 31, 2024. The impact of closed acquisitions and dispositions assumes a closing date of January 1, 2023. The company believes that underlying production is useful to investors to compare production reflecting the impact of closed acquisitions and dispositions on a consistent go-forward basis across periods and with peer companies. Return of capital is defined as the total of the ordinary dividend, share repurchases and variable return of cash (VROC). References in the release to earnings refer to net income.

ConocoPhillips announces first-quarter 2024 results, quarterly dividend and VROC

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ millions, except as indicated

	1Q24				1Q23
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$2,551	2.15			2,920	2.38
Adjustments:
(Gain) loss on asset sales	(86)	20	(66)	(0.06)	—	—	—	—
Tax adjustments	—	(76)	(76)	(0.06)	—	—	—	—
Adjusted earnings / (loss)			$2,409	2.03			2,920	2.38
The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

ConocoPhillips
Table 2: Reconciliation of net cash provided by operating activities to cash from operations
$ millions, except as indicated

1Q24
Net Cash Provided by Operating Activities	4,985

Adjustments:
Net operating working capital changes	(112)
Cash from operations	5,097

ConocoPhillips
Table 3: Reconciliation of reported production to pro forma underlying production
In MBOED, except as indicated

	1Q24	1Q23
Total reported ConocoPhillips production	1,902	1,792

Closed Dispositions[1]	—	(2)
Closed Acquisitions[2]	—	69
Total pro forma underlying production	1,902	1,859

[1]Includes production related to various Lower 48 dispositions.
[2]Includes production related to the acquisition of remaining 50% working interest in Surmont.